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                                                                    EXHIBIT 99.1

                                     PROXY

                            DEVON ENERGY CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned stockholder of Devon Energy Corporation, a Delaware corporation, hereby nominates and appoints J. Larry Nichols and Marian J. Moon, or either one of them, with full power of substitution, as true and lawful agents and proxies to represent the undersigned and to vote all shares of stock of Devon Energy Corporation owned by the undersigned in all matters coming before the Special Meeting of Stockholders (or any adjournment thereof) of Devon Energy Corporation to be held at the Renaissance Oklahoma City Hotel, Ten North Broadway, Oklahoma
City, Oklahoma, on           , 2002, at      a.m., local time. The Board of
Directors recommends a vote "FOR" the matters set forth on the reverse side.


    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

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SEE REVERSE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SEE REVERSE
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                                  DETACH HERE


VOTE BY TELEPHONE

It's fast, convenient, and immediate!

FOLLOW THESE FOUR EASY STEPS:

1. READ THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AND PROXY CARD.

2. CALL THE TOLL-FREE NUMBER LOCATED AT THE TOP OF YOUR VOTING FORM.

3. ENTER YOUR 12-DIGIT VOTER CONTROL NUMBER LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4. FOLLOW THE RECORDED INSTRUCTIONS.

YOUR VOTE IS IMPORTANT!

Call the Toll-Free number located at the top of your voting form anytime!

VOTE BY INTERNET

It's fast, convenient, and your vote is immediately confirmed and posted.

FOLLOW THESE FOUR EASY STEPS:

1. READ THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AND PROXY CARD.

2. GO TO THE WEB SITE
   HTTP://WWW.PROXYVOTE.COM

3. ENTER YOUR 12-DIGIT VOTER CONTROL NUMBER LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4. FOLLOW THE INSTRUCTIONS PROVIDED.

YOUR VOTE IS IMPORTANT!
Go to HTTP://WWW.PROXYVOTE.COM anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET
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WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED BELOW
BY THE STOCKHOLDER. TO THE EXTENT CONTRARY SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED "FOR" THE MATTER LISTED BELOW.


1. Approval and adoption of the Amended and Restated Agreement and Plan of Merger, dated as of August 13, 2001, by and among Devon Energy Corporation, Devon NewCo Corporation, Devon Holdco Corporation, Devon Merger Corporation, Mitchell Merger Corporation and Mitchell Energy & Development Corp. and the transactions that it contemplates. A vote to approve and adopt the merger agreement will constitute a vote in favor of both (1) the issuance of up to 31,762,199 shares of Devon Energy Corporation common stock in the merger described in the accompanying proxy statement of Mitchell Energy & Development Corp. with and into a wholly owned subsidiary of Devon Energy Corporation and (2) implementing, if it is necessary to do so, the alternate structure described in the accompanying proxy statement, including the merger of Devon Merger Corporation with and into Devon Energy Corporation, with Devon Energy Corporation being the surviving corporation of that merger and a wholly owned subsidiary of Devon Holdco Corporation.

                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

2. Other matters: In their discretion, to vote with respect to any other matters that may come before the meeting or any adjournment thereof, including matters incident to its conduct such as adjournment, including for the purpose of soliciting additional proxies.

                         MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]

                       MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]
                                                 Please sign exactly as your
                                                 name appears at left,
                                                 indicating your official
                                                 position or representative
                                                 capacity, if applicable. If
                                                 shares are held jointly, each
                                                 owner should sign.

                                                 Signature:
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                                                 Date
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                                                 Signature:
                                                 -------------------------------

                                                 Date
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